                                        As filed with the SEC on March 25, 1997
                                                     Registration No. 333-19351


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                                PLANTRONICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             -----------------------

        DELAWARE                                        77-0207692
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               337 ENCINAL STREET
                          SANTA CRUZ, CALIFORNIA 95060
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                             -----------------------

                         EXECUTIVE STOCK PURCHASE PLAN,
        PLANTRONICS, INC. ANNUAL PROFIT SHARING/INDIVIDUAL SAVINGS PLAN,
             AND PLANTRONICS, INC. BASIC DEFERRED COMPENSATION PLAN
                           (FULL TITLES OF THE PLANS)
                             -----------------------

                                 ROBERT S. CECIL
                        CHAIRMAN OF THE BOARD, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                                PLANTRONICS, INC.
                               337 ENCINAL STREET
                          SANTA CRUZ, CALIFORNIA 95060
                                  408-426-6060
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                             -----------------------

                                   Copies to:
                             Eric John Finseth, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                  415-493-9300

                         CALCULATION OF REGISTRATION FEE




                                                                      Proposed              Proposed
  Title of                                                             Maximum               Maximum
 Securities                                  Amount                   Offering              Aggregate             Amount of
    to be                                     to be                   Price Per             Offering            Registration
 Registered                                Registered                   Share                 Price                  Fee
 ----------                                ----------                   -----                 -----                  ---
Common Stock,
     $.01 par value........                 350,000 shares              $38.04 (1)            $13,314,000            $4,034.55

Interests in the Plantronics, Inc.
     Annual Profit Sharing/Individual
     Savings Plan (2)

Interests in the Plantronics, Inc.
     Basic Deferred Compensation Plan (3)




(1) Estimated as of the January 7, 1997 original filing date of the Registrant's Registration Statement on Form S-8, Reg. No. 333-19351, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The average of the high and low per share sale prices of the Common Stock as reported on the New York Stock Exchange on December 31, 1996 was $44.75. In this price range, the Plan's formula for determining the purchase price of the stock yields a per share price to participating employees equal to 85% of $44.75, or $38.04.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of interests in the Plantronics, Inc. Annual Profit Sharing/Individual Savings Plan. Pursuant to Rule 457(h)(2), no separate filing fee is required with respect to such interests.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of interests in the Plantronics, Inc. Basic Deferred Compensation Plan. Pursuant to Rule 457(h)(2), no separate filing fee is required with respect to such interests.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

         The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference into this Post-Effective Amendment No. 1 to the Registration Statement:

         ITEM 3(a)

                  The Registrant's Annual Report on Form 10-K for the fiscal year ended March 30, 1996, filed on June 27, 1996 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         ITEM 3(b)

                  The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1996, filed on August 14, 1996, as amended by Amendment No. 1 to such Quarterly Report on Form 10-Q/A, filed on August 28, 1996 pursuant to Section 13 of the Exchange Act.

                  The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 28, 1996, filed on November 11, 1996 pursuant to Section 13 of the Exchange Act.

                  The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 28, 1996, filed on February 6, 1997 pursuant to Section 13 of the Exchange Act.

         ITEM 3(c)

                  The description of the Company's Common Stock as set forth in the Company's Registration Statement on Form S-1, Reg. No. 33-70744, filed on October 20, 1993, as amended by Amendment No. 1, filed on November 30, 1993, Amendment No. 2, filed on December 27, 1993, and Amendment No. 3, filed on January 18, 1994.

                  Item 1 of the Registrant's Registration Statement on Form 8-A, filed on December 20, 1993, as amended by Amendment No. 1 to such Registration Statement on Form 8-A/A, filed on January 14, 1994 pursuant to Section 12 of the Exchange Act.

          All documents subsequently filed by the Registrant or by the Registrant's Annual Profit Sharing/Individual Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.


       Exhibit
       Number                      Document
       ------     --------------------------------------------------------------

        4.1*      Plantronics, Inc. Annual Profit Sharing/Individual Savings
                  Plan.

        4.2*      Amendment Number One to the Plantronics, Inc. Annual Profit
                  Sharing/Individual Savings Plan.

        4.3*      Trust Agreement Establishing the Plantronics, Inc. Annual
                  Profit Sharing/Individual Savings Plan Trust.

        4.4       Resolutions of the Board of Directors of Plantronics, Inc.
                  Concerning Executive Stock Purchase Plan.

        4.5 Plantronics, Inc. Basic Deferred Compensation Plan, as amended August 8, 1996.

        4.6       Trust Agreement Under the Plantronics, Inc. Basic Deferred
                  Compensation Plan.

        4.7       Plantronics, Inc. Bsaic Deferred Compensation Plan
                  Participant Election.

       24.1*      Consent of Independent Accountants.

       24.2*      Consent of Counsel.

       24.3       Consent of Independent Accountants to Amendment No. 1.

       25.1       Power of Attorney (see page 6 of Registration Statement on
                  Form S-8, Reg. No. 333-19351, filed on January 7, 1997).
______________

* Previously filed.

ITEM 9.UNDERTAKINGS

A.       The undersigned Registrant and Plan hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant and Plans hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and each filing of the annual reports of the Plantronics, Inc. Annual Profit Sharing/Individual Savings Plan and the Plantronics, Inc. Basic Deferred Compensation Plan pursuant to Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. Pursuant to Item 8(b) of Form S-8, the Registrant undertakes that it will submit or has submitted the Plantronics, Inc. Annual Profit Sharing/Individual Savings Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant, Plantronics, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, State of California, on March 25, 1997.

                                            PLANTRONICS, INC.


                                            By: /s/ Mark Nelson
                                               -------------------------------
                                               Mark Nelson,
                                               Corporate Controller and
                                               Acting Chief Financial Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          Signature                                     Title                                   Date
          ---------                                     -----                                   ----
/s/ Robert S. Cecil*                        Chairman of the Board, Chief                  March 25, 1997
-----------------------------               Executive Officer, and President
(Robert S. Cecil)                           (Principal Executive Officer)


/s/ Mark Nelson                             Corporate Controller and Acting               March 25, 1997
-----------------------------               Chief Financial Officer (Principal
(Mark Nelson)                               Financial Officer and Principal
                                            Accounting Officer)


/s/ Richard D. Banziger*                    Director                                      March 25, 1997
---------------------------
(Richard D. Banziger)


/s/ M. Saleem Muqaddam*                     Director                                      March 25, 1997
----------------------
(M. Saleem Muqaddam)


/s/ John Mowbray O'Mara*                    Director                                      March 25, 1997
-----------------------
(John Mowbray O'Mara)


/s/ Trude C. Taylor*                        Director                                      March 25, 1997
----------------------------
(Trude C. Taylor)


/s/ J. Sidney Webb*                         Director                                      March 25, 1997
----------------------------
(J. Sidney Webb)


/s/ David A. Wegmann*                       Director                                      March 25, 1997
----------------------------
(David A. Wegmann)



*By: /s/ John A. Knutson                    Vice President-Legal,                         March 25, 1997
-----------------------------               Senior General Counsel
(John A. Knutson,)                          and Secretary
(Attorney-in-Fact)

        Pursuant to the requirements of the Securities Act, the Plan Committee appointed by the Administrator of the Plantronics, Inc. Annual Profit Sharing/Individual Savings Plan to administer the Plan, has caused this Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8, Reg. No. 333-19351, originally filed on January 7, 1997, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, State of California, on March 25, 1997.

                                        PLANTRONICS, INC. ANNUAL PROFIT SHARING/
                                        INDIVIDUAL SAVINGS PLAN



                                        By:  /s/ John A. Knutson
                                             -----------------------------------
                                             John A. Knutson,
                                             member of the Plan Committee



        Pursuant to the requirements of the Securities Act, the Plan Committee appointed by the Administrator of the Plantronics, Inc. Basic Deferred Compensation Plan to administer the Plan, has caused this Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8, Reg. No. 333-19351, originally filed on January 7, 1997, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, State of California, on March 25, 1997.

                                        PLANTRONICS, INC.
                                        BASIC DEFERRED COMPENSATION PLAN



                                        By:  /s/ John A. Knutson
                                             -----------------------------------
                                             John A. Knutson,
                                             member of the Plan Committee

                                INDEX TO EXHIBITS



         Exhibit
         Number                      Document
         ------                      --------
         4.1*     Plantronics, Inc. Annual Profit Sharing/Individual Savings
                  Plan.

         4.2*     Amendment Number One to the Plantronics, Inc. Annual Profit
                  Sharing/Individual Savings Plan.

         4.3*     Trust Agreement Establishing the Plantronics, Inc. Annual
                  Profit Sharing/Individual Savings Plan Trust.

         4.4      Resolutions of the Board of Directors of Plantronics, Inc.
                  Concerning Executive Stock Purchase Plan.

         4.5      Plantronics, Inc. Basic Deferred Compensation Plan, amended
                  August 8, 1996.

         4.6      Trust Agreement Under the Plantronics, Inc. Basic Deferred
                  Compensation Plan.

         4.7      Plantronics, Inc. Basic Deferred Compensation Plan
                  Participant Election.

        24.1*     Consent of Independent Accountants.

        24.2*     Consent of Counsel.

        24.3      Consent of Independent Accountants to Amendment No. 1.

        25.1      Power of Attorney (see page 6 of Registration Statement
                  on Form S-8, Reg. No. 333-19351, filed on January 7, 1997).
______________

* Previously filed.